Novel Oral Rapid-Acting Neuroactive Steroid for Treatment of Postpartum Depression: A Placebo-Controlled Phase 3 Clinical Trial of LPCN 1154

Anthony DelConte[1,2], Joshua C Weavil[1], Jonathan Ogle[1], Min-Jee Goh[1], Benjamin J Bruno[1], Nachiappan Chidambaram[1], Mahesh V Patel[1], Kristina M Deligiannidis[3,4]

[1]Lipocine Inc., Salt Lake City, UT, USA; [2]Department of Food, Pharma, & Healthcare, Saint Joseph's University, Philadelphia, PA, USA; [3]Department of Psychiatry, Zucker Hillside Hospital, Northwell Health, Glen Oaks, NY, USA; [4]Institute for Behavioral Science, Feinstein Institutes for Medical Research, Northwell Health, Manhasset, NY, USA

INTRODUCTION

- Postpartum Depression (PPD) affects ~19% of new mothers,[1] negatively impacting maternal-infant bonding, child development, and is associated with increased suicidal ideation and maternal mortality.[2] Despite its severity, treatment options remain limited, highlighting the need for a rapid-acting and tolerable antidepressant.
- A history of psychiatric illness is a major risk factor for PPD, with approximately 68–85% of affected women reporting a prior psychiatric condition.[3,4] This underscores the need for targeted treatment strategies in high-risk populations.
- LPCN 1154 (brexanolone) is an investigational oral neuroactive steroid and positive allosteric modulator of the $GABA_A$ receptor developed as a short duration (48 hour), at-home, treatment designed to provide rapid and sustained antidepressant effects in women with PPD.
- PK and PD data support the targeted LPCN 1154 regimen, demonstrating bioequivalent exposure to FDA approved IV brexanolone and evidence of $GABA_A$ receptor activity (increased β-band amplitude on quantitative EEG).
- **Purpose:** To evaluate the efficacy, safety, and tolerability of LPCN 1154 in women with PPD

METHODS & DEMOGRAPHICS

- **Design**: Two arm, randomized, blinded, placebo-controlled (NCT06979544) at-home trial with 48hr treatment duration
- **Participants**: Women aged 15-45 years with PPD (N=90)
- **Intervention:** LPCN 1154 (oral) vs Placebo
- **Endpoints:** Change in HAM-D total score at Hours 12, 36, 60, and days 7 and 30. Blood levels for allopregnanolone and metabolites were captured at baseline and hour 60.
- **Statistical testing:** Mixed model repeated measures (LSM±SE) with imputation were used for continuous data and site-by-treatment effects. Kaplan-Meier plots used for time to first response analyses. Subgroup analyses are post-hoc and all p-values are reported nominally.

Characteristics	LPCN 1154	Placebo
N	45	45
Age (years)	30.7 (5.41)	30.8 (6.52)
BMI (kg/m2)	30.0 (5.96)	29.6 (6.06)
Race (White; %)	62.2	66.7
AD use at baseline (%)	8.9	8.9
HAM-D at baseline	28.3 (2.8)	28.2 (3.1)
Hx of any psychiatric diagnosis# (N, %)	24 (53.3%)	30 (66.7%)
Hx of depression diagnosis# (N, %)	19 (42%)	19 (42%)

Data are mean (SD) unless otherwise noted.

RESULTS

1 Full Analysis Set (N=90)

- Primary endpoint at 60 hours (2.5 days) was not met, however early efficacy signal was observed at 12 hours (0.5 days)
- A significant treatment-by-site effect was observed
  - Interaction effect including Site 'X' p = 0.01
  - Interaction effect excluding Site 'X' p = 0.77

Site 'X' differs materially from other sites

1. **High rates of 'de novo' PPD**
   - 77% compared to 22% at other sites (and 15-32% in the general population[3,4])
2. **High rate of no observed drug levels**
   - 39% vs 15% at other sites with no systemic drug levels
3. **Highest enrollment rate**
   - 5x higher rate
4. **Significantly larger placebo effect**
   - HAM-D Response^ at Day 30: 92% vs 29%***
   - HAM-D Remission^^ at Day 30: 83% vs 19%***

2 Robust Efficacy Signal at All Timepoints (Excluding Outlier Site, N=60)

Characteristics	LPCN 1154	Placebo
N	27	33
Age (years) (Mean, SD)	30.0 (5.9)	31.7 (6.6)
BMI (kg/m2) (Mean, SD)	31.9 (6.4)	30.5 (6.4)
Race (White; %)	55.6	54.5
AD use at baseline (%)	11.1	12.1
HAM-D at baseline (Mean, SD)	28.8 (3.3)	28.5 (3.4)
Hx of psychiatric diagnosis# (N, %)	22 (81.5)	25 (75.8)
Hx of depression diagnosis# (N, %)	55.6	54.5

20% of this population has de novo PPD, reflective of real-world PPD


Absolute Change in HAMD from Baseline
0
-5
-10
-15
-20
LPCN 1154A
Placebo
***
*
*
**
**
Placebo-adjusted difference
-7.1
-5.3
-5.8
-5.2
-6.6
0
0.5
1.5
2.5
7
30
Time (days)

LPCN 1154 had a significantly faster median time to first response^ than placebo (2.6 vs 34.7 days)*

3 Strong Effect at All Timepoints in Patients with Psych Hx (N=54)

Characteristics	LPCN 1154	Placebo
N	24	30
Age (years) (Mean, SD)	31.0 (5.5)	30.8 (6.6)
BMI (kg/m2) (Mean, SD)	31.6 (6.6)	30.1 (6.7)
Race (White; %)	50.0	60.0
AD use at baseline (%)	12.5	13.3
HAM-D at baseline (Mean, SD)	28.9 (3.5)	28.6 (3.5)
Hx of psychiatric diagnosis# (N, %)	24 (100%)	30 (100%)
Hx of depression diagnosis# (N, %)	19 (79.2%)	19 (63.3%)


Absolute Change in HAMD from Baseline
0
-5
-10
-15
-20
LPCN 1154A
Placebo
***
*
**
*
Placebo-adjusted difference
-7.2
-5.0
-6.1
-4.2
-5.3
0
0.5
1.5
2.5
7
30
Time (days)

LPCN 1154 had a significantly faster median time to first response^ than placebo (2.6 vs 33.6 days) *

4 Consistent and Rapid Effect Across Multiple Measures

At 12 Hours	Excluding Outlier Site (N=60)	Prior Psych Hx (N=54)
HAM-D17	-7.1 ***	-7.2 ***
HAM-A	-6.3 **	-6.3 **
HAM-D17 Response^ (Active vs Placebo)	38.5% vs 6.3% **	37.5% vs 6.7% **
HAM-D6	-2.8 **	-3.0 **

Data are placebo-controlled change from baseline unless otherwise noted.

LPCN 1154 demonstrated robust antidepressive and anxiolytic effects as early as 12 hours

Definitions

AD, antidepressant; EEG, electroencephalogram; GABA, Gamma-aminobutyric acid; Hx, history; LSM±SE, least squares mean ± standard error; PD; Pharmacodynamics; PK, Pharmacokinetic; TEAE, treatment-emergent adverse event
Category diagnosis based on Mini-International Neuropsychiatric Interview
^Response = Change from baseline in HAM-D score ≥ 50%
^^Remission = Total HAM-D ≤ 7
Nominal statistical significance: *p<0.05; ** p<0.01; *** p<0.001

WELL-TOLERATED SAFETY PROFILE

Full Analysis Set (N=90)	LPCN 1154 N=45 n (%)	Placebo N=45 n (%)
Any TEAE	8 (17.8)	8 (17.8)
Any treatment-related TEAE	5 (11.1)	3 (6.7)
Any severe TEAE	2 (4.4)	0 (0.0)
Any serious TEAE	1 (2.2)	0 (0.0)
TEAEs in ≥ 2 participants in LPCN 1154 arm		
Headache	2 (4.4)	3 (6.7)
Dizziness	2 (4.4)	0 (0.0)
Somnolence	2 (4.4)	0 (0.0)
Nausea	2 (4.4)	0 (0.0)

- All 90 participants completed treatment with one participant having a dose reduction (rash)
- No treatment-related severe or serious TEAEs
- No psychotomimetic effects observed

Key Takeaways for LPCN 1154

- Rapid and clinically meaningful symptom relief
- Favorable safety and tolerability
- Short treatment duration (48 hrs)
- Convenient at-home access with no medical monitoring
- Bioidentical formulation of endogenous allopregnanolone

CONCLUSION

- The attributes of LPCN 11554, including effective antidepressant and anxiolytic effects, convenient at-home administration, short treatment duration, and a superior safety profile, has potential for a differentiated treatment profile which may reshape the therapeutic paradigm for PPD

ACKNOWLEDGEMENTS

We thank the study investigators and participants for their efforts

DISCLOSURES & CONTACT

Authors BJB, JO, JCW, MG, NC, and MVP are employees of Lipocine Inc. AD and KD are consultants to Lipocine Inc.

Contact:
Benjamin Bruno, Lipocine Inc.
bjb@lipocine.com
admin@lipocine.com

REFERENCES

1. Khadka N, et al. JAMA Netw Open. 2024;7(11)
2. Mauri et al. Arch Womens Ment Health. 2012; 15(1): 39-47
3. SKettunen, P, et al. BMC Pregnancy Childbirth 2014, 14, 402.
4. Stowe, ZN, et al. Am J Obstet Gynecol 2005, 192 (2), 522-6